UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): September 28, 2009

Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2408 Timberloch Place, Suite B-7 The Woodlands, Texas 77380 (Address of principal executive offices and zip code)
(281) 719-3400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2009, Stephen B. Howell, M.D. notified Repros Therapeutics Inc., or the Company, of his intention to resign from the Company’s Board of Directors, effective immediately.  Dr. Howell resignation is due to the inability of the Company to continue pursuit of oncology applications for the Company’s compound, Proellex®,  at this time.  Dr. Howell’s resignation was not because of any disagreement with the Company.

Dr. Howell has been provided a copy of this disclosure and has advised the Company that he agrees with the statements made in the first paragraph hereof.  A copy of Dr. Howell’s resignation letter is attached as Exhibit 17.1 to this Current Report on Form 8-K.

Item 8.01  Other Events

On September 29, 2009, the Company issued a press release titled “Repros Therapeutics Inc. Provides Update on Proellex,” a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number	Description
17.1	Resignation Letter of Stephen B. Howell, M.D. dated September 28, 2009
99.1	Press Release dated September 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.
Date: September 30, 2009
	By:	/s/ Joseph S. Podolski
Joseph S. Podolski
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
17.1	Resignation Letter of Stephen B. Howell, M.D. dated September 28, 2009
99.1	Press Release dated September 29, 2009